UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Results of 2010 Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of American Water Works Company, Inc. (the “Company”) was held on May 7, 2010, at The Mansion, located at 3000 Main Street, in Voorhees, New Jersey, pursuant to the Notice sent on or about March 26, 2010, to all stockholders of record at the close of business on March 15, 2010.

At the meeting, the holders of 148,319,071, or approximately 85 percent of the Company’s common stock were represented in person or by proxy constituting a quorum. At the meeting:

(1)	the following nominees were elected as directors of the Company for a term expiring at the 2011 Annual Meeting and received the votes set forth adjacent to their names below:

Name of Nominee	For	Withheld
Stephen P. Adik	132,554,867	1,489,211
Donald L. Correll	131,995,301	2,048,777
Martha Clark Goss	132,313,059	1,731,019
Julie A. Dobson	132,318,641	1,725,437
Richard R. Grigg	130,761,246	3,282,832
Julia L. Johnson	131,838,241	2,205,837
George MacKenzie	132,225,682	1,818,396
William J. Marrazzo	131,994,726	2,049,352

(2)	the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the following vote of:

For	Against	Abstain
145,735,783	2,427,151	156,137

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2010	By:	/S/ Kellye L. Walker
Senior Vice President, General Counsel and Secretary